                                                  UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 3, 2012

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-5555

        Tennessee                                                                            87-0267438
(State or other jurisdiction of                  (I.R.S. Employer Identification No.)
incorporation or organization)

11121 Kingston Pike, Suite E, Knoxville, Tennessee 37934
(Address of Principal Executive Office

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On April 3, 2012 Dr. John A. Clendening resigned from the Board of Directors of Tengasco, Inc. due to recurring health problems. Dr. Clendening served as a Director of the Company from September 1998 to August 2000 and was again elected as a Director in February 2003 and has served continuously the since that time. The experience, knowledge, and skills of Dr. Clendening in geology and the oil and gas exploration and production industry have been highly beneficial to the Company, and the Board of Directors commends Dr. Clendening for his service as a director and expresses on behalf of the Board, management, and all employees of the Company their sincere appreciation for his service and the wishes of all for a rapid and complete recovery.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: April 6, 2012
Tengasco, Inc.

By: s/Jeffery R. Bailey
       Jeffrey R. Bailey,
       Chief Executive Officer